EXHIBIT 99.2

November 13, 2007
                                                                                         VIA E-MAIL
Dr. Krzysztof K. Burhardt
Chairman of the Board
Analysts International Corporation

RE: RESIGNATION AS DIRECTOR

Kris,

This letter serves as notice of my resignation from the Board of Directors of Analysts International Corporation, effective as of the date hereof.

Our differences with respect to the role, function and support of Directors are significant enough, that it is in our mutual best interests for me to take this action.

I wish Analysts all the best in the future.

/s/ Mark W. Sheffert

Mark W. Sheffert